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EXHIBIT 23(b)

Consent of Independent Certified Public Accountants

        We consent to the incorporation by reference in the previously filed Registration Statements (Form S-3/A No. 333-64178, Form S-4/A No. 333-66480, Form S-8 No. 333-46386, Form S-8 No. 333-46388 and Form S-8 No. 333-93911) of Magellan Health Services, Inc. of our report dated February 22, 2002, with respect to the financial statements of Choice Behavioral Health Partnership included in this Form 10-K for the three month transition period ended December 31, 2002.

/s/  ERNST & YOUNG LLP

Jacksonville, Florida
August 11, 2003

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  EXHIBIT 23(b)